EXHIBIT 99.1
News Release

Contacts: Media – Barry L. Racey, Director, Government and Public Relations (513) 425-2749
Investors – Albert E. Ferrara, Jr., Senior Vice President, Corporate Strategy and Investor Relations (513) 425-2888

AK STEEL REPORTS FOURTH QUARTER AND
FULL-YEAR 2012 FINANCIAL RESULTS

4th Quarter 2012 Performance Summary

•	Shipments of 1,406,100 tons

•	Sales of $1.42 billion with an average selling price of $1,011 per ton

•	Adjusted net loss of $36.6 million, or $0.30 per diluted share, and net loss of $230.4 million, or $1.89 per diluted share

•	Strong liquidity of $1.1 billion

WEST CHESTER, OH, January 29, 2013 – AK Steel (NYSE: AKS) today reported a net loss of $230.4 million, or $1.89 per diluted share of common stock, for the fourth quarter of 2012, compared to a net loss of $193.9 million, or $1.76 per diluted share, for the fourth quarter of 2011. The fourth quarter 2012 results include a pre-tax pension corridor charge of $157.3 million, or $0.80 per diluted share, compared to a pre-tax pension corridor charge of $268.1 million, or $1.50 per diluted share, for the fourth quarter of 2011. Neither charge had any current cash flow impact. The fourth quarter 2012 results also include a non-cash income tax charge of $96.4 million, or $0.79 per diluted share, as a result of a change in a deferred tax asset valuation allowance, which includes income taxes associated with the pension corridor charge. Excluding these pension corridor and income tax charges, and as reconciled below, AK Steel had an adjusted net loss of $36.6 million, or $0.30 per diluted share, for the fourth quarter of 2012.
Net sales for the fourth quarter of 2012 were $1.42 billion on shipments of 1,406,100 tons, compared to sales of $1.51 billion on shipments of 1,409,900 tons for the year-ago fourth quarter. The company said its average selling price for the fourth quarter of 2012 was $1,011 per ton, approximately 6% lower than the $1,070 per ton reported for the fourth quarter of 2011 and the $1,073 per ton reported for the third quarter of 2012. The lower average selling price for the fourth quarter of 2012 compared to the fourth quarter of 2011 was primarily due to lower spot market prices for carbon steel products and reduced raw material surcharges. The lower average selling price for the fourth quarter of 2012 compared to the third quarter of 2012 was primarily due to lower spot market prices for carbon steel products, reduced raw material surcharges and a less rich value-added product mix.
The company reported adjusted EBITDA (as defined in the “Use of Non-GAAP Financial Measures” section below) of $16.8 million, or $12 per ton, for the fourth quarter of 2012 compared to $12.1 million, or $9 per ton, for the fourth quarter of 2011. The 2012 fourth quarter results include a LIFO credit of $30.8 million, compared to a LIFO credit of $44.1 million for the fourth quarter of 2011.
“Sluggish economic conditions impacted global demand and selling prices for steel products during the fourth quarter and the full-year of 2012,” said James L. Wainscott, Chairman, President and Chief Executive Officer of AK Steel. “That said, AK Steel remains well-positioned to take advantage of market opportunities with its high quality, valued-added steels as the economy continues to slowly recover. Taking everything into account, we expect a significantly better first quarter and full-year 2013.”
The company ended 2012 with total liquidity of $1,098.9 million, consisting of $227.0 million of cash and cash equivalents and $871.9 million of availability under the company’s revolving credit facility. There were no outstanding borrowings under the company’s revolving credit facility as of the end of 2012. Liquidity nearly doubled from the end of the third quarter of 2012 as a result of the successful completion of several capital market transactions during the fourth quarter of 2012.

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Full-Year 2012 Results
For the full year, AK Steel reported a net loss of $1,027.3 million, or $9.06 per diluted share, compared to a net loss of $155.6 million, or $1.41 per diluted share for 2011. These results include the pre-tax pension corridor charges described above of $157.3 million, or $0.86 per diluted share, for 2012, and $268.1 million, or $1.50 per diluted share, for 2011. The 2012 results also include non-cash income tax charges of $865.5 million, or $7.63 per diluted share, as a result of deferred tax asset valuation allowance changes. Neither charge had any current cash flow impact. Excluding these pension corridor and income tax charges, and as reconciled below, AK Steel had an adjusted net loss of $64.4 million, or $0.57 per diluted share, for the full year 2012.
Sales for 2012 were $5.93 billion, a decrease of 8% compared to $6.47 billion for 2011. Shipments for 2012 were 5,431,300 tons, a decrease of 5% compared to 5,698,800 tons in 2011 as a result of a weaker carbon spot market. The company said its average selling price for full-year 2012 was $1,092 per ton, approximately 3% lower than the $1,131 per ton reported for 2011. The lower average selling price for full-year 2012 was primarily due to lower spot market selling prices and reduced raw material surcharges. The company reported adjusted EBITDA of $181.2 million, or $33 per ton, for 2012 compared to adjusted EBITDA of $265.7 million, or $47 per ton, for 2011.
Earnings for 2012 were negatively affected compared to 2011 by the decrease in shipments and spot market selling prices along with higher coke costs. This negative impact was partially offset by decreases in costs for carbon scrap, iron ore and energy.

Use of Non-GAAP Financial Measures
In certain of its disclosures in this news release, the company has reported adjusted EBITDA and adjusted net income (loss) that excludes the effects of a pension corridor charge and a deferred tax asset valuation allowance charge. The company has made these adjustments because management believes that doing so enhances the understanding of the company’s financial results.
EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. For purposes of this news release, the company has made an adjustment to EBITDA in order to exclude the effect of noncontrolling interests. For purposes of this report, “Adjusted EBITDA” is defined as net income (loss) attributable to AK Holding, plus income tax provision (benefit), net interest expense, depreciation and amortization and pension corridor charges. Adjusted EBITDA is presented because the company believes it is a useful indicator of its performance and ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies.
Management believes that reporting adjusted net income (as a total and on a per share basis) with the pension corridor charge and charge for deferred tax asset valuation allowance excluded more clearly reflects the company’s current operating results and provides investors with a better understanding of the company’s overall financial performance.  In addition, the adjusted results, although not a financial measure under GAAP, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items which otherwise would distort the comparison. Also, although the tax valuation charge reduces reported net income, it is a non-cash charge.
Management views the reported results of Adjusted EBITDA and adjusted net income (loss) as important operating performance measures and believes that the GAAP financial measure most directly comparable is net income (loss) (as a total and on a per share basis).  Adjusted EBITDA and adjusted net income (loss) are used by management as a supplemental financial measure to evaluate the performance of the business.  Management believes that these non-GAAP measures, when analyzed in conjunction with the company’s GAAP results and the accompanying reconciliations, provides additional insight into the financial trends of the company’s business versus the GAAP results alone.
Neither current shareholders nor potential investors in the company’s securities should rely on the Adjusted EBITDA and adjusted net income (loss) results as a substitute for any GAAP financial measure and the company encourages investors and potential investors to review the reconciliations of Adjusted EBITDA and adjusted net income (loss) to the comparable GAAP financial measure.

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The following schedules reflect the reconciliations of the non-GAAP quarterly financial measures discussed in this news release:

Reconciliation of Adjusted EBITDA

(dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss) attributable to AK Holding	$(230.4)	$(193.9)	$(1,027.3)	$(155.6)
Noncontrolling interests	8.8	(1.0)	28.7	(4.5)
Income tax provision (benefit)	22.7	(123.6)	790.0	(94.0)
Interest expense	26.3	13.8	86.7	47.5
Interest income	(0.1)	(0.1)	(0.4)	(0.5)
Depreciation	47.1	45.7	192.0	185.0
Amortization	2.8	3.0	14.2	14.1
EBITDA	(122.8)	(256.1)	83.9	(8.0)
Less: EBITDA of noncontrolling interests	17.7	(0.1)	60.0	(5.6)
Pension corridor charge	157.3	268.1	157.3	268.1
Adjusted EBITDA	$16.8	$12.1	$181.2	$265.7

Reconciliation of Net Income (Loss)

(dollars in millions, except per share data)	Three Months Ended December 31, 2012	Year Ended December 31, 2012
Reconciliation to Net Income (Loss) Attributable to AK Steel Holding
Adjusted net income (loss) attributable to AK Steel Holding Corporation	$(36.6)	$(64.4)
Pension corridor charge (net of tax)	(97.4)	(97.4)
Non-cash income tax charge from change in deferred tax asset valuation allowance	(96.4)	(865.5)
Net income (loss) attributable to AK Steel Holding Corporation, as reported	$(230.4)	$(1,027.3)

Reconciliation to Basic and Diluted Earnings (Loss) per Share
Adjusted basic and diluted earnings (loss) per share	$(0.30)	$(0.57)
Pension corridor charge	(0.80)	(0.86)
Non-cash income tax charge from change in deferred tax asset valuation allowance	(0.79)	(7.63)
Basic and diluted earnings (loss) per share, as reported	$(1.89)	$(9.06)

First Quarter 2013 Outlook
Consistent with its current practice, the company said that it will provide detailed guidance for its first quarter in March.

Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management,

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including those risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.

AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, infrastructure and manufacturing, construction and electrical power generation and distribution markets. The company employs about 6,100 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio. Additional information about AK Steel is available on the company’s web site at www.aksteel.com.
AK Tube LLC, a wholly-owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana. AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets. Additional information about AK Tube LLC is available on its web site at www.aktube.com.
AK Coal Resources, Inc., another wholly-owned subsidiary of AK Steel, controls and is developing metallurgical coal reserves in Somerset County, Pennsylvania. AK Steel also owns 49.9% of Magnetation LLC, a joint venture headquartered in Grand Rapids, Minnesota, which produces iron ore concentrate from previously-mined ore reserves.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Shipments (000 tons)	1,406.1	1,409.9	5,431.3	5,698.8
Selling price per ton	$1,011	$1,070	$1,092	$1,131

Net sales	$1,423.1	$1,509.2	$5,933.7	$6,468.0

Cost of products sold	1,352.7	1,451.6	5,539.1	6,036.8
Selling and administrative expenses	50.2	53.8	208.7	215.4
Depreciation	47.1	45.7	192.0	185.0
Pension and OPEB expense (income)	(7.3)	(9.3)	(35.3)	(36.0)
Pension corridor charge	157.3	268.1	157.3	268.1
Total operating costs	1,600.0	1,809.9	6,061.8	6,669.3

Operating profit (loss)	(176.9)	(300.7)	(128.1)	(201.3)

Interest expense	26.3	13.8	86.7	47.5
Other income (expense)	4.3	(4.0)	6.2	(5.3)

Income (loss) before income taxes	(198.9)	(318.5)	(208.6)	(254.1)

Income tax provision (benefit)	22.7	(123.6)	790.0	(94.0)

Net income (loss)	(221.6)	(194.9)	(998.6)	(160.1)
Less: Net income (loss) attributable to noncontrolling interests	8.8	(1.0)	28.7	(4.5)

Net income (loss) attributable to AK Steel Holding Corporation	$(230.4)	$(193.9)	$(1,027.3)	$(155.6)

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$(1.89)	$(1.76)	$(9.06)	$(1.41)

Weighted-average shares outstanding:
Basic	121.3	109.8	113.0	109.8
Diluted	121.3	109.8	113.0	109.8

Dividends declared and paid per share	$—	$0.05	$0.10	$0.20

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$227.0	$42.0
Accounts receivable, net	473.9	564.2
Inventory, net	609.2	418.7
Other current assets	132.6	249.5
Total current assets	1,442.7	1,274.4
Property, plant and equipment	5,943.9	5,967.2
Accumulated depreciation	(3,931.6)	(3,797.0)
Property, plant and equipment, net	2,012.3	2,170.2
Other non-current assets	448.1	1,005.3
TOTAL ASSETS	$3,903.1	$4,449.9

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Short-term borrowings under credit facility	$—	$250.0
Accounts payable	538.3	583.6
Accrued liabilities	164.8	172.8
Current portion of long-term debt	0.7	0.7
Current portion of pension and other postretirement benefit obligations	108.6	130.0
Total current liabilities	812.4	1,137.1
Long-term debt	1,411.2	650.0
Pension and other postretirement benefit obligations	1,661.7	1,744.8
Other non-current liabilities (1)	108.8	540.8
TOTAL LIABILITIES	3,994.1	4,072.7

Equity (deficit):
Common stock, authorized 200,000,000 shares of $.01 par value each; issued 149,094,571 and 123,229,210 shares in 2012 and 2011; outstanding 135,944,172 and 110,284,228 shares in 2012 and 2011	1.5	1.2
Additional paid-in capital	2,069.7	1,922.2
Treasury stock, common shares at cost, 13,150,399 and 12,944,982 shares in 2012 and 2011	(173.3)	(171.6)
Accumulated deficit	(2,404.3)	(1,366.0)
Accumulated other comprehensive income	1.1	2.7
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(505.3)	388.5
Noncontrolling interests (1)	414.3	(11.3)
TOTAL EQUITY (DEFICIT)	(91.0)	377.2
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$3,903.1	$4,449.9

(1)    As of December 31, 2012, the advances in SunCoke Middletown were classified as noncontrolling interests as a result of financing activities performed by its parent, SunCoke Energy, Inc. This was included in other non-current liabilities in the prior period.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Twelve Months Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(998.6)	$(160.1)
Pension corridor charge	157.3	268.1
Depreciation	178.4	183.6
Depreciation—SunCoke Middletown	13.6	1.4
Amortization	17.0	15.5
Deferred income taxes	771.2	(92.7)
Pension and OPEB expense (income)	(35.3)	(36.0)
Contributions to pension trust	(170.2)	(170.0)
Contributions to Middletown and Butler retirees VEBAs	(31.7)	(87.6)
Other postretirement payments	(64.1)	(75.5)
Working capital	(113.7)	1.0
Working capital—SunCoke Middletown	(4.4)	(9.3)
Other operating items, net	9.7	(18.9)
Net cash flows from operating activities	(270.8)	(180.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(45.5)	(101.1)
Capital investments—SunCoke Middletown	(18.6)	(195.0)
Investments in acquired businesses	(60.6)	(125.4)
Other investing items, net	6.1	1.3
Net cash flows from investing activities	(118.6)	(420.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under credit facility	(250.0)	250.0
Proceeds from issuance of long-term debt	873.3	—
Redemption of long-term debt	(74.0)	(0.7)
Proceeds from issuance of common stock	96.4	—
Debt issuance costs	(22.3)	(10.1)
Proceeds from exercise of stock options	—	0.2
Purchase of treasury stock	(1.7)	(1.5)
Common stock dividends paid	(11.0)	(22.0)
SunCoke Middletown advances from (repayments to) noncontrolling interest owner	(36.6)	210.7
Other financing items, net	0.3	(0.7)
Net cash flows from financing activities	574.4	425.9

Net increase (decrease) in cash and cash equivalents	185.0	(174.8)
Cash and cash equivalents, beginning of period	42.0	216.8
Cash and cash equivalents, end of period	$227.0	$42.0

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AK STEEL HOLDING CORPORATION
STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Tons Shipped by Product
Stainless/electrical	188.5	200.9	849.1	900.3
Coated	655.8	611.2	2,409.4	2,441.5
Cold-rolled	290.1	262.9	1,138.7	1,204.1
Tubular	28.5	30.7	132.0	130.1
Subtotal value-added shipments	1,162.9	1,105.7	4,529.2	4,676.0

Hot-rolled	214.3	251.3	767.6	873.5
Secondary	28.9	52.9	134.5	149.3
Subtotal non value-added shipments	243.2	304.2	902.1	1,022.8

Total shipments	1,406.1	1,409.9	5,431.3	5,698.8

Shipments by Product (%)
Stainless/electrical	13.4%	14.2%	15.6%	15.8%
Coated	46.6%	43.4%	44.4%	42.9%
Cold-rolled	20.6%	18.6%	21.0%	21.1%
Tubular	2.0%	2.2%	2.4%	2.3%
Subtotal value-added shipments	82.6%	78.4%	83.4%	82.1%

Hot-rolled	15.2%	17.8%	14.1%	15.3%
Secondary	2.2%	3.8%	2.5%	2.6%
Subtotal non value-added shipments	17.4%	21.6%	16.6%	17.9%

Total shipments	100.0%	100.0%	100.0%	100.0%

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